UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

Eastern Energy Gas Holdings, LLC

(Exact name of Registrant as Specified in its Charter)

Virginia	001-37591	46-3639580
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

Dominion Energy Gas Holdings, LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
2014 Series C 4.6% Senior Notes		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As reported in a Current Report on Form 8-K filed by Eastern Energy Gas Holdings, LLC f/k/a Dominion Energy Gas Holdings, LLC (the “Company”), on November 2, 2020 (the “Original Filing”), the Company completed transactions (the “Restructuring”) that resulted in the distribution of 100% of the outstanding membership interests in Dominion Energy Questar Pipeline, LLC and 50% of the outstanding limited partnership interests in Dominion Energy Cove Point LNG, LP. This amendment is being filed to amend Item 9.01 of the Original Filing to provide certain unaudited pro forma financial information of the Company in connection with the Restructuring.

No other modification to the Original Filing is being made by this amendment.

Item 9.01 Financial Statements and Exhibits.

Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements of the Company for the year ended December 31, 2019, and as of and for the six months ended June 30, 2020, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements of Eastern Energy Gas Holdings, LLC for the year ended December 31, 2019 and as of and for the six months ended June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENERGY GAS HOLDINGS, LLC
Registrant

/s/ Scott C. Miller
Name:	Scott C. Miller
Title:	Chief Financial Officer & Treasurer

Date: November 5, 2020